UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
April 5, 2019
Date of Report
(Date of earliest event reported)

BLUCORA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6333 North State Highway 161, 4th Floor
Irving, Texas 75038
(Address of principal executive offices)
(972) 870-6400
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 5, 2019, Lance G. Dunn, who has served as a director of Blucora, Inc. (the “Company”) since 2012 and serves on the Audit Committee, informed the Board of Directors (the “Board”) of the Company that he plans to retire from the Board effective on the date of the Company’s 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”), which is May 23, 2019. Mr. Dunn will continue to serve as a director until the 2019 Annual Meeting. The decision made by Mr. Dunn to no longer serve on the Board is not the result of any disagreement with the Company.

Following Mr. Dunn’s retirement, the Company’s Audit Committee will consist of three independent directors, and therefore Mr. Dunn’s retirement is not expected to impact the Company’s ability to comply with NASDAQ Listing Rule 5605(c), which requires that the Company’s Audit Committee consist of at least three independent directors. In addition, following Mr. Dunn’s retirement at the 2019 Annual Meeting, the Board size will be reduced to nine Directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 10, 2019

BLUCORA, INC.

By: /s/ Ann J. Bruder
Ann J. Bruder
Chief Legal Officer and Secretary